Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned of Sovran Self Storage, Inc. (the “Company”) does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)	The report on Form 10-K of the Company for the annual period ended December 31, 2012(the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2013

/ S / David L. Rogers
David L. Rogers Chief Executive Officer

/ S / Andrew J. Gregoire
Andrew J. Gregoire Chief Financial Officer